UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 23, 2017

Date of Report (Date of earliest event reported)

Caesars Entertainment Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Caesars Palace Drive

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On June 23, 2017, Caesars Entertainment Corporation (“CEC”) and Caesars Acquisition Company (“CAC”) issued a joint press release announcing that, in connection with the Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2016, between CEC and CAC, as subsequently amended on February 20, 2017 (as amended, the “Merger Agreement”), pursuant to which, among other things, CAC will merge with and into CEC, with CEC as the surviving company (the “Merger”), CEC’s registration statement on Form S-4 filed with the Securities and Exchange Commission (“SEC”) on March 13, 2017, as amended by Amendment No. 1 to such registration statement on Form S-4 filed with the SEC on June 5, 2017 and Amendment No. 2 to such registration statement on Form S-4 filed with the SEC on June 20, 2017 (as amended, the “Registration Statement”), has been declared effective by the SEC on June 23, 2017.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Current Report on Form 8-K by reference.

Important Additional Information

Pursuant to the Merger Agreement, among other things, CAC will merge with and into CEC, with CEC as the surviving company. In connection with the Merger, CEC and CAC filed with the SEC the Registration Statement, which includes a preliminary joint proxy statement/prospectus, as well as other relevant documents concerning the proposed transaction. The Registration Statement was declared effective on June 23, 2017. A definitive joint proxy statement/prospectus will be mailed to stockholders of CEC and CAC on or about June 23, 2017. Stockholders are urged to read the Registration Statement and the joint proxy statement/prospectus regarding the Merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of such joint proxy statement/prospectus, as well as other filings containing information about CEC and CAC, at the SEC’s website (www.sec.gov), from CEC Investor Relations (investor.caesars.com) or from CAC Investor Relations (investor.caesarsacquisitioncompany.com).

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

CEC, CAC and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from CEC and CAC stockholders in favor of the business combination transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the CEC and CAC stockholders in connection with the proposed business combination transaction is set forth in the definitive joint proxy statement/prospectus filed with the SEC on June 23, 2017 and Amendment No. 1 to the Annual Report on Form 10-K for CAC’s fiscal year ended December 31, 2016, filed on March 31, 2017. You can obtain free copies of these documents from CEC and CAC in the manner set forth above.

Forward-Looking Statements

This filing includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 regarding the completion of the Merger.

You are cautioned that the forward-looking statements in this filing are not guarantees that the Merger will be consummated. Among the factors that could impact the consummation of the Merger are: the Merger Agreement may not be approved by the CEC and CAC stockholders at the respective special meetings, the other conditions to the closing of the Merger may not be satisfied, one or more events, changes or other circumstances that could occur that could give rise to the termination of the Merger Agreement, CEC’s and Caesars Entertainment Operating Company, Inc.’s (“CEOC”) ability (or inability) to meet any milestones or other conditions set forth in their restructuring support agreements, CEC’s and CEOC’s ability (or inability) to satisfy the conditions to the effectiveness of the Third Amended Joint Plan of Reorganization of CEOC and its Chapter 11 debtor subsidiaries, CEC’s ability (or inability) to secure additional liquidity to meet its ongoing obligations and its commitments to support the CEOC restructuring as necessary, CEC’s financial obligations exceeding or becoming due earlier than what is currently forecast and other risks associated with the CEOC restructuring and related litigation.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. CEC undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing or to reflect the occurrence of unanticipated events, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being filed herewith:

Exhibit No.	Description
99.1	Joint Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAESARS ENTERTAINMENT CORPORATION

Date: June 23, 2017	By:	/s/ SCOTT E. WIEGAND
		Name:	Scott E. Wiegand
		Title:	Senior Vice President, Deputy General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release.